Exhibit 21.1
ENSTAR GROUP LIMITED
LISTING OF SUBSIDIARIES
As of December 31, 2017

Name	% of Voting Securities	City	State	Jurisdiction
Enstar Group Limited	N/A	Hamilton	Pembroke	Bermuda

A. Enstar Limited	100%	Hamilton	Pembroke	Bermuda
1) Enstar (EU) Holdings Limited	100%	Guildford	Surrey	England
a) Enstar (EU) Limited	100%	Guildford	Surrey	England
b) Cranmore (UK) Limited	100%	London		England
c) Enstar (EU) Finance Limited	100%	Guildford	Surrey	England
d) Kinsale Brokers Limited	100%	Guildford	Surrey	England
2) Enstar Insurance Management Services Ireland Limited	100%	Dublin		Ireland
3) Cranmore Insurance & Reinsurance Services Europe Limited	100%	Dublin		Ireland
a) Cranmore Europe BVBA	100%(1)			Belgium
4) B.H. Acquisition Limited	100%(2)	Hamilton	Pembroke	Bermuda
a) Brittany Insurance Company Ltd	100%	Hamilton	Pembroke	Bermuda

B. Kenmare Holdings Ltd.	100%	Hamilton	Pembroke	Bermuda
1) Fitzwilliam Insurance Limited	100%	Hamilton	Pembroke	Bermuda
2) River Thames Insurance Company Limited	100%	Guildford	Surrey	England
a) LSU Limited	66.67%			England
3) Regis Agencies Limited	100%	Guildford	Surrey	England
4) Harper Holding, S.à r.l.	100%			Luxembourg
a) Harper Insurance Limited	100%	Zurich		Switzerland
b) Alpha Insurance SA	100%(4)			Belgium
5) Echlin Argentina S.A.	99.90%	Buenos Aires		Argentina
6) Lipe Rollway Mexicana S.A. de C.V.	98.40%			Mexico
7) Mercantile Indemnity Company Limited	100%	Guildford	Surrey	England
8) Cavell Holdings Limited	100%	Guildford	Surrey	England
9) Enstar Acquisitions Limited	100%	Guildford	Surrey	England
a) Goshawk Insurance Holdings Limited	99.60%	Guildford	Surrey	England
i) Goshawk Dedicated Limited	100%	Guildford	Surrey	England
10) Rombalds Run-Off Limited	100%	Guildford	Surrey	England
11) Shelbourne Group Limited	100%	Guildford	Surrey	England
a) SGL No.1 Limited	100%	Guildford	Surrey	England
b) SGL No.3 Limited	100%	Guildford	Surrey	England
12) North Bay Holdings Limited	58.98%	Hamilton	Pembroke	Bermuda
a) Northshore Holdings Limited	100% (5)	Hamilton	Pembroke	Bermuda
i) Arden Reinsurance Company Ltd.	100%	Hamilton	Pembroke	Bermuda
ii) Alopuc Limited	100%	London		England
A) Atrium Underwriting Group Limited	100%	London		England
I) Atrium Risk Management Services (Washington) Ltd.	100%			Washington
II) Atrium Risk Management Services (British Columbia) Ltd.	100%	British Columbia		Canada

III) Atrium Insurance Agency (Asia) Pte. Ltd.	100%			Singapore
IV) Atrium 5 Limited	100%	London		England
V) Atrium Insurance Agency Limited	100%	London		England
VI) Atrium Group Services Limited	100%	London		England
(a) Atrium Nominees Limited	100%	London		England
VII) Atrium Underwriters Limited	100%	London		England
VIII) Atrium Underwriting Holdings Limited	100%	London		England
(a) Atrium 1 Limited	100%	London		England
(b) Atrium 2 Limited	100%	London		England
(c) Atrium 3 Limited	100%	London		England
(d) Atrium 4 Limited	100%	London		England
(e) Atrium 6 Limited	100%	London		England
(f) Atrium 7 Limited	100%	London		England
(g) Atrium 8 Limited	100%	London		England
(h) Atrium 9 Limited	100%	London		England
(i) Atrium 10 Limited	100%	London		England
(j) 609 Capital Limited	100%	London		England
b) StarStone Specialty Holdings Limited	100%	Hamilton	Pembroke	Bermuda
i) StarStone Insurance Bermuda Limited	100%	Hamilton		Bermuda
A) StarStone Corporate Capital Limited	100%			Ireland
B) StarStone Corporate Capital 2 Limited	100%			England
C) StarStone Underwriting Limited	100%			England
D) StarStone Corporate Capital 1 Limited	100%			England
E) StarStone Bermuda Intermediaries Ltd.	100%	Hamilton		Bermuda
F) StarStone Finance Limited	100%			England
I) StarStone US Holdings, Inc.	100%			Delaware
(a) StarStone Specialty Insurance Company	100%			Delaware
xa) StarStone National Insurance Company	100%			Delaware
xb) StarStone Specialty Insurance Company Escritorio de Representacao no Brasil Ltda	100%(6)			Brazil
(b) StarStone US Services, Inc.	100%			New Jersey
xa) StarStone US Intermediaries, Inc.	100%			New Jersey
G) StarStone Insurance SE	100%			Liechtenstein
H) StarStone Insurance Services Limited	100%			England
I) Vander Haeghen & Co SA	100%(7)			Belgium
II) Arena SA	100%(8)			Belgium
III) Objective Underwriting Limited	28.50%			Hong Kong
IV) StarStone Underwriting Australia Pty Ltd	100%			Australia
V) Malakite Underwriting Partners Limited	80%			Dubai
13) Enstar Asia Holdings Limited	100%	Guildford	Surrey	England
a) Enstar Asia Pacific Pty Ltd	100%			Australia
i) Cranmore Asia Pte. Limited	100%			Singapore
ii) Enstar Australia Holdings Pty Limited	100%	Sydney	NSW	Australia

A) Enstar Australia Limited	100%	Sydney	NSW	Australia
I) Cranmore Australia Pty Limited	100%	Sydney	NSW	Australia
B) AG Australia Holdings Limited	100%	Sydney	NSW	Australia
I) Gordian Runoff Limited	100%	Sydney	NSW	Australia
14) Knapton Holdings Limited	100%	Guildford	Surrey	England
15) DLCM No. 1 Limited	100%	Guildford	Surrey	England
16) DLCM No. 2 Limited	100%	Guildford	Surrey	England
17) DLCM No. 3 Limited	100%	Guildford	Surrey	England
18) Cavello Bay Reinsurance Limited	100%	Hamilton	Pembroke	Bermuda
a) Global Legacy Acquisition L.P.	98%(9)	Hamilton	Pembroke	Bermuda
b) Chatsworth Limited	100%	Hamilton	Pembroke	Bermuda
c) KaylaRe Holdings Ltd.	48.23%	Hamilton	Pembroke	Bermuda
i) KaylaRe Ltd.	100%	Hamilton	Pembroke	Bermuda
d) Inter-Ocean Reinsurance (Ireland) Limited	100%	Dublin		Ireland
britt	100%			Hong Kong
20) East Point Reinsurance Company of Hong Kong Limited	100%			Hong Kong
21) Monument Insurance Group Limited	20%			Bermuda
a) Monument Midco Limited	100%			Bermuda
i) Monument Finco Limited	100%			Cayman Island
A) Monument Re Limited	100%			Bermuda
I) Monument Insurance DAC	100%			Ireland
(a) Monument Assurance DAC	100%			Ireland
(xa) Laguna Life DAC	100%			Ireland
II) Monument Insurance Services Limited	100%			Ireland
22) Belmont Run-Off Limited	100%			England
23) Enstar USA, Inc.	100%	St. Petersburg	Florida	Georgia
a) Enstar Financial Services, Inc.	100%	St. Petersburg	Florida	Florida
b) Enstar Holdings (US) LLC	100%			Delaware
i) Enstar (US) Inc.	100%			Delaware
ii) Cranmore (US) Inc.	100%			Delaware
iii) Providence Washington Insurance Company	100%	Warwick		Rhode Island
iv) Clarendon National Insurance Company	100%			Illinois
v) Paladin Managed Care Services, Inc.	100%			California
vi) Clear Spring PC Holdings, LLC	20%			Delaware
A) Clear Spring PC Acquisition Corp.	100%			Delaware
I) SeaBright Insurance Company	100%			Texas
vii) Dana Companies, LLC	100%			Virginia
A) Flight Operations, Inc.	100%			Delaware
B) CP Product, LLC	100%			Virginia
C) Reinz Wisconsin Gasket LLC	100%			Delaware
D) Glacier Vandervell LLC	100%			Michigan
E) BWDAC, Inc.	100%(3)			Delaware
F) EFMG LLC	100%			Virginia
I) Friction Material, Inc.	100%			Massachusetts

(a) Friction, Inc.	100%			Delaware
xa) Brake Systems, Inc.	100%			Delaware
xb) EPE, Inc.	100%			California
xc) Prattville Mfg., Inc.	100%			Delaware
II) United Brake Systems Inc.	100%			Delaware
III) Lipe Corporation	100%			Delaware
IV) Midland Brake, Inc.	100%			Delaware
V) Resource Development Gas Partners 1986-1 L.P.	29.32%			Connecticut

C. Laguna Life Holdings Limited	100%	Hamilton	Pembroke	Bermuda
1) Laguna Life Holdings S.à r.l.	100%			Luxembourg
a) Pavonia Life Insurance Company of New York	100%			New York
2) Guillamene Holdings Limited	100%	Dublin		Ireland
3) Copper Coast Funds ICAV	100%			Ireland
a) Dunmore LLLP	100%			Delaware
b) Woodstown LLLP	100%			Delaware
4) Laguna Life (UK) Limited	100%			England

(1) One share in Cranmore Europe BVBA is owned by Alpha Insurance
(2) B.H. Acquisition Limited is 33% owned by Enstar USA, Inc. and 67% owned by Enstar Limited
(3) BWDAC, Inc. is 95% owned by Dana Companies, LLC and 5% owned by EFMG LLC
(4) One share in Alpha Insurance SA is owned by Cavell Holdings Limited
(5) (Northshore Holdings Limited is 95.49% owned by North Bay Holdings Ltd. and 4.51% owned by Atrium Nominees Limited, on behalf of employee participants in Atrium's equity incentive plans)
(6) StarStone Specialty Insurance Company Escritorio de Representacao no Brasil Ltda is 99.994% owned by StarStone Specialty Insurance Company and 0.006% owned by StarStone US Holdings, Inc
(7) One share in Vander Haeghen & Co SA is owned by StarStone Finance Limited
(8) One share in Arena SA is owned by StarStone Finance Limited
(9) Global Legacy Acquisition L.P. is 97% owned by Cavello Bay Reinsurance Company Ltd. and 1% owned by Chatsworth Limited